UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 30, 2007

                               Cognex Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
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                 (State or Other Jurisdiction of Incorporation)


       000-17869                                         04-2713778
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(Commission File Number)                       (IRS Employer Identification No.)


One Vision Drive, Natick, Massachusetts                            01760-2059
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (508) 650-3000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2007, Theodor Krantz and Edward J. Smith were appointed to the Board of Directors of Cognex Corporation (the "Company"), effective immediately. Both Mr. Krantz and Mr. Smith were appointed to the Audit Committee of the Board of Directors, and Mr. Smith was also appointed to the Nominating Committee. Mr. Krantz will serve as Chairman of the Audit Committee, and Mr. Smith will serve as Chairman of the Nominating Committee. Following such appointments, the Audit Committee of the Board of Directors consists of Messrs. Krantz and Smith and Director Reuben Wasserman; the Nominating Committee consists of Mr. Smith and Director Jerald G. Fishman; and the Compensation/Stock Option Committee remains unchanged (consisting of Directors Fishman and Wasserman).

As previously reported by the Company, the Company received a Staff Deficiency Letter from the Nasdaq Listing Qualifications Department on January 11, 2007, indicating that the Company no longer complied with Nasdaq's audit committee requirement as set forth in Marketplace Rule 4350 because it had only two directors serving on its Audit Committee due to the death of Director William A. Krivsky. Nasdaq's Marketplace Rule 4350(d)(2)(A) requires each listed issuer to have an audit committee that consists of at least three independent members. The reconstitution of the Audit Committee as described above was intended to regain compliance by the Company with the audit committee requirement of Nasdaq Marketplace Rule 4350.

Mr. Krantz is President of Airmar Technology Inc., a world leader in ultrasonic sensors for the marine and industrial markets. From 1984 to 1999, he served as President, and later CEO, of Velcro Industries. Under his leadership Velcro achieved a four-fold growth in sales, expanded its business through acquisitions in China, Europe and Latin America, and penetrated the automotive industry, which became a significant market for the company's products. He serves on the Board of Directors and Audit Committees for Hitchiner Manufacturing Company and Control Air, Inc., and holds a B.A. from Princeton University, and an M.B.A. from Harvard University.

Mr. Smith is President of Barnegat Bay Capital, a consulting and independent investment banking firm. Prior to founding Barnegat Bay Capital in 2001, he spent 30 years as an investment banker, focusing primarily on technology companies, at Prudential Securities, Merrill Lynch, Shearson Lehman Brothers and Kidder Peabody. During his investment banking career he managed over 250 equity and debt transactions and completed more than 40 M&A deal assignments. Mr. Smith serves on the Board of Directors at ATS Corporation, where he chairs the Audit Committee and is a member of the Compensation Committee. He has also served on the Board of Directors and as a member of the Audit Committee at Global Imaging Systems Inc. (acquired by Xerox in May, 2007), and at Fargo Electronics, Inc. (acquired by Assa Abloy in May, 2006). Mr. Smith is a lecturer at Yale University, where he teaches a course called "The Corporate Board of Directors." He holds a B.A. from Yale University, and an M.B.A. from Harvard University.

Also, on May 30, 2007, each of Messrs. Krantz and Smith was granted an option to purchase 20,000 shares of the Company's common stock. The grant was made under the Company's 1998 Stock Incentive Plan, as amended and restated. The options have a term of ten years and an exercise price of $23.22, the closing price of the Company's common stock on the date of grant. The option will vest in four equal annual installments, commencing on May 30, 2008.

There are no family relationships between either Mr. Krantz or Mr. Smith and any of the Company's other directors or executive officers. There is no arrangement or understanding between either Mr. Krantz or Mr. Smith and any other person pursuant to which he was selected as a director, nor is the Company aware, after inquiry of Messrs. Krantz and Smith, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        COGNEX CORPORATION


Dated: May 31, 2007                By:  /s/ Richard A. Morin
                                        ---------------------
                                   Name:  Richard A. Morin
                                   Title: Senior Vice President of Finance,
                                          Chief Financial Officer, and Treasurer